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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 No.333-49387 pertaining to the 1992 Amended Stock Option Plan of Transworld Healthcare, Inc., of our reports dated November 19, 2001, with respect to the consolidated financial statements and schedule of Transworld Healthcare, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.




/s/ Ernst and Young

MetroPark, New Jersey
December 19, 2001